UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2007

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s Board of Directors made the following new appointments on May 22, 2007:

Michael R. Gaulke was appointed Chairman of the Board of Exponent in addition to his role as Chief Executive Officer. Mr. Gaulke joined the Company in 1992, as Executive Vice President and Chief Financial Officer. He was named President in 1993, and he was appointed to the Board of Directors in 1994. He has been the Chief Executive Officer since 1996. Additionally, Samuel H. Armacost has been appointed Lead Director of the Board. Mr. Armacost has been a member of the Company’s Board of Directors since 1989.

Paul R. Johnston was promoted to President and Chief Operating Officer, reporting to Mr. Gaulke. Dr. Johnston joined Exponent (formerly Failure Analysis Associates) in 1981, was promoted to Principal Engineer in 1987, to Vice President in 1996, and to Chief Operating Officer in 2003.

Item 8.01. Other Events

The Company’s Board of Directors has authorized up to an additional $35,000,000 for the repurchase of Exponent’s common stock in the open market or privately negotiated transactions in compliance with Securities and Exchange Commissions Rule 10b-18.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: May 25, 2007